Exhibit 10.3

AMENDMENT NUMBER ONE TO THE
COMMERCIAL METALS COMPANY
1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
(Second Amendment and Restatement by Board of Directors Effective as of January 1, 2007)

This AMENDMENT NUMBER ONE TO THE COMMERCIAL METALS COMPANY 1999 NON-EMPLOYEE DIRECTOR STOCK PLAN (this “Amendment”), effective as of January 28, 2010, is made and entered into by Commercial Metals Company, a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Commercial Metals Company 1999 Non-Employee Director Stock Plan, Second Amendment and Restatement, effective as of January 1, 2007 (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, subject to stockholder approval, the Board desires to amend the Plan to (i) remove limitations placed on the Option Period following a Termination of Service as a Director due to death, Total and Permanent Disability, or Retirement, and (ii) extend the term of the Plan from January 31, 2010 to January 31, 2015; and

WHEREAS, the Board plans to submit the proposal to amend the Plan to the Company’s stockholders at the 2010 Annual Meeting of Stockholders.

NOW, THEREFORE, in accordance with Article 9 of the Plan, subject to stockholder approval, the Company hereby amends the Plan as follows:

1. Article 7 of the Plan is hereby amended by deleting said article in its entirety and substituting in lieu thereof the following new Article 7:

ARTICLE 7

OPTION PERIOD; FORFEITURE

No Stock Option granted under the Plan may be exercised at any time after the end of its Option Period.

The Option Period for each Stock Option will terminate on the first of the following to occur:

(a) 5 p.m. on the seventh anniversary of the Date of Grant; or

(b) 5 p.m. on the date that is thirty (30) days after any Termination of Service as a Director, other than for a Termination of Service due to death, Total and Permanent Disability, or Retirement; provided that any installment not vested and exercisable on the date of such Termination of Service as a Director shall terminate and be forfeited on such date.

2. Article 10 of the Plan is hereby amended by deleting said article in its entirety and substituting in lieu thereof the following new Article 10:

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ARTICLE 10

STOCKHOLDER APPROVAL; TERM

Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Awards hereunder is in all respects subject to the approval of the Plan by the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval. Awards may be granted under the Plan prior to the time of stockholder approval. Any such Awards granted prior to such stockholder approval shall be subject to such stockholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on January 31, 2015, but Awards granted before such date will continue to be effective in accordance with their terms and conditions.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

COMMERCIAL METALS COMPANY

By:	/s/ Murray R. McClean
Name: Murray R. McClean

Title: President, Chief Executive Officer, and Chairman of the Board of Directors

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